00048493.09
January 26, 1996

           PARTNERSHIP INTEREST REDEMPTION AGREEMENT


           THIS PARTNERSHIP INTEREST REDEMPTION AGREEMENT is made this 27th day of February 1996, by and among HENDERSON'S WHARF MARINA, L.P., a Delaware limited partnership (the "Partnership") and HWFP, INC., a Maryland corporation (the "Selling Partner"), and HENDERSON'S WHARF DEVELOPMENT CORPORATION, a Delaware corporation ("HWDC"), and HISTORIC PRESERVATION PROPERTIES 1990 L.P. TAX CREDIT FUND, a Delaware limited partnership ("HPP") (HWDC and HPP are, collectively, the "Partnership Parties"), who signed for the purposes hereinafter set forth.

                     EXPLANATORY STATEMENT

            A. The Partnership was formed pursuant to an Agreement of Limited Partnership dated as of July 18, 1990 and a Certificate of Limited Partnership dated as of July 12, 1990 and filed with the Office of the Secretary of State of the State of Delaware on July 20, 1990. The affairs of the Partnership are now governed by the Third Amended and Restated Agreement of Limited Partnership, dated as of December 31, 1992 (the "Partnership Agreement").

           B. The Partnership owns the fee simple interest in a parcel of land known as the Marina at Henderson's Wharf located in Baltimore, Maryland (the "Marina").

           C. The Partners of the Partnership, and their respective partnership interests are: HENDERSON'S WHARF DEVELOPMENT CORPORATION, a Delaware corporation ("HWDC"), with a 1% general partnership interest; HISTORIC PRESERVATION PROPERTIES 1990 L.P. TAX CREDIT FUND, a Delaware limited partnership ("HPP"), with a 49% limited partnership interest; and Selling Partner with a 50% limited partnership interest. HWDC, HPP, and Selling Partner own all of the general and limited partnership interests in the Partnership.

            D. Simultaneously with the execution of this Partnership Interest Redemption Agreement (the "Agreement"), Henderson's Wharf Baltimore, L.P., a Delaware limited partnership and an affiliated entity to the Partnership, is paying to the Selling Partner Five Million Seven Hundred Thousand Dollars ($5,700,000.00) for a full release of a First Deed of Trust and a Contingent Purchase Price Promissory Note from the Selling Partner in connection with a piece of property adjacent to the Marina containing approximately 275 condominium units and a 38-room inn.
           E. The Selling Partner has agreed to sell and the Partnership has agreed to redeem all of the Selling Partner's right, title and interest as a limited partner in the Partnership pursuant to the terms and conditions of this Agreement.

                           AGREEMENTS

           NOW, THEREFORE, in light of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.  Agreement to Sell Partnership Interest.

           At the Closing hereunder, the Selling Partner shall sell, transfer and assign to the Partnership and the Partnership shall redeem at the price, and upon the terms and conditions hereinafter set forth (the "Redemption"), the Selling Partner's entire 50% limited partner interest in the Partnership (the "Interest").

          2.  Purchase Price.

                The purchase price for the Redemption of the Interest shall be TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($225,000.00) (the "Purchase Price"), which Purchase Price shall be evidenced by and payable in accordance with the terms and conditions of a promissory note (the "Note") in the form attached hereto as Exhibit A.

          3.  Closing.

                3.1. Closing Date. Closing shall take place no later than February ____, 1996 or such other date as may be mutually agreed to by the parties (the "Closing Date"), at the offices of the Partnership or at such other location as is agreed upon by the parties.

                3.2.   Actions To Be Taken By the Selling Partner
At  Closing.   Prior  to or at the Closing, the  Selling  Partner
shall  execute  and  deliver or cause  to  be  delivered  to  the
Partnership:

                     3.2.1  an Assignment of Partnership Interest
and Bill of Sale (the "Assignment") in the form attached hereto as Exhibit B; and

                    3.2.2  the First Amendment to the Partnership
Agreement (the "Amendment") in the form attached hereto as Exhibit C.

                     3.2.3  a Release of $1,187,500 Deed of Trust
(the "Release") in the form attached hereto as Exhibit D.

                     3.2.4   two  (2)  original  Terminations  of
Financing Statement dated July 31, 1990 in the form attached hereto as Exhibit E.

                3.3.   Actions To be Taken by the Partnership  at
Closing.   Prior  to  or  at the Closing, the  Partnership  shall
execute  and  deliver  or cause to be delivered  to  the  Selling
Partner the Required Documents which shall be defined as:

                    3.3.1  the Note;

                     3.3.2  a Deed of Trust securing the Note  in
the form attached hereto as Exhibit F (the "Deed of Trust"), which Deed of Trust shall be recorded by the Selling Partner at its sole expense immediately subsequent to the recordation of a Second Amendment to Reciprocal Easement Agreement in the form attached hereto as Exhibit G;

                      3.3.3   Assignment  of  Leases  and   Rents
securing the Note in the form attached hereto as Exhibit F;

                     3.3.4  UCC-1 Financing Statement naming  the
Selling Partner as the secured party; and

                    3.3.5  the Amendment.

           4.   Selling Partner's Representations and Warranties.
The Selling Partner represents and warrants as follows each of which shall be deemed to be re-made at Closing.

                4.1. The Selling Partner is the sole legal and beneficial owner of the Interest. The Selling Partner has not sold, transferred or encumbered any or all of the Interest. The Selling Partner has the full and sufficient right at law and in equity to transfer and assign the entire Interest, and is transferring and assigning the Interest to the Partnership free and clear of any and all right, title or interest of any other person or entity whatsoever; and

                4.2. The Selling Partner has no knowledge of any actions, suits or proceedings which have been instituted or threatened against or affecting it at law or in equity or before any Federal, State or municipal governmental department, commission, board, bureau, agency or instrumentality that will impose any liability on the Partnership as a result of its Redemption of the Interest.

                4.3. The Selling Partner has duly and validly authorized, executed and delivered this Agreement, and neither the execution nor the delivery of this Agreement nor its performance are restricted by or violate any contractual or other obligation of the Selling Partner.

                 4.4. Upon the closing of the transaction contemplated herein and the execution and delivery, respectively, by the Selling Partner and by the Partnership of the documents listed in subsections 3.2 and 3.3 hereof, the Selling Partner acknowledges that it will have no claims against the Partnership with respect to the Selling Partner having been a partner of the Partnership or with respect to the Interest.


          5.  Partnership's Representations and Warranties.

                5.1 The Partnership represents and warrants to the Selling Partner that it is authorized to execute and deliver this Agreement, and to perform its obligations hereunder, and that neither the execution nor the delivery of this Agreement nor its performance hereunder are restricted by or violate any contractual or other obligation of the Partnership.

                 5.2 Upon the closing of the transaction contemplated herein and the execution and delivery, respectively, by the Selling Partner and the Partnership, of the documents listed in subsections 3.2 and 3.3 hereof, the Partnership acknowledges that it will have no claims against the Selling Partner with respect to the Selling Partner having been a Partner of the Partnership or with respect to the Interest.

          6.  Releases.

                The Partnership and the Partnership Parties, on the one hand, and the Selling Partner on the other hand, for themselves and for, as applicable, their general partners, limited partners, officers, directors, employees, agents, principals, stockholders, and for all of their respective successors and assigns, hereby release and forever discharge each other and, as applicable, all of their general partners, limited partners, officers, directors, employees, agents, principals, stockholders, and for all of their respective successors and assigns, from all sums of money, accounts, actions, suits, proceedings, judgments, liabilities, and causes of action, demands of claims whatsoever, known or unknown, past, present, or future, that either party had, has, or will have against the other, for, by reason of, or with respect to, any act, cause, matter, or thing that has occurred or existed from the beginning of time to the date of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the foregoing release does not apply to any claims arising out of or relating to (i) the rights and liabilities of the Partnership, the Selling Partner, and the Partnership Parties under this Agreement or any Exhibits thereto, and (ii) the obligations of the Partnership and/or Partnership Partners under the Note, Deed of Trust, and Assignment of Leases and Rents.

          7.  Indemnification.

                7.1   By  Selling  Partner.  The Selling  Partner
shall defend, indemnify and hold harmless the Partnership and the Partnership Parties against and from any and all liability, claim of liability or expense including reasonable attorneys fees arising out of any failure of the Selling Partner's representations contained in the provisions of Section 4 to be true, accurate and complete in all material respects, including, without limitation, the payment of reasonable attorneys fees.

                7.2 By the Partnership. The Partnership shall defend, indemnify and hold harmless the Selling Partner against and from any and all liability, claim of liability or expense including reasonable attorneys fees arising out of any failure of the Partnership's representations contained in the provisions of
Section 5 to be true, accurate and complete in all material respects, including, without limitation, the payment of reasonable attorneys fees.

           8. Further Assurances. The Selling Partner agrees to execute, acknowledge, and deliver any such further assignments, conveyances, certificates and other assurances, documents, and instruments as may reasonably be requested by the Partnership for the purpose of effecting and consummating the transactions contemplated hereby.

           9. Default and Remedies. In the event of a default hereunder by the Selling Partner or the Partnership, the non-defaulting party may pursue any remedy available at law or in equity against such defaulting party, including a suit for specific performance.

          10. Real Estate Brokers. The parties hereto represent and warrant to each other that no brokerage or real estate agent was employed or utilized by any Selling Partner or Partnership with regard to the sale contemplated herein. The Selling Partner agrees to indemnify and hold harmless the Partnership from any claim for compensation made by any broker or agent with respect to this purchase and sale because of the actions of the Selling Partner herein. The Partnership agrees to indemnify and hold harmless the Selling Partner from any claim for compensation made by any broker or agent with respect to this purchase and sale because of the actions of the Partnership herein.

           11. Notice. Any notice to be given under this Agreement by Partnership to Selling Partner shall be deemed to be given if and when hand delivered with receipted delivery or delivered by the United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to Selling Partner at:

                    c/o J.E. Robert Companies
                    1650 Tysons Boulevard
                    Suite 1600
                    McLean, Virginia 22102
                    Attn:  Stephen E. Cox

          With a copy to:

                    Leslie A. Kaplan, Esquire
                    Dickstein Shapiro & Morin, L.L.P.
                    2101 L Street, N.W.
                    Washington, D.C.  20037-1526

and any notice to be given by Selling Partner to the Partnership shall be deemed to be given if and when hand-delivered or delivered by the United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to the Partnership at:

                    c/o Claremont Management Corporation
                    Batterymarch Park II
                    Quincy, Massachusetts  02169

with a copy to:     Richard Rubin, Esquire
                    Neuberger,  Quinn, Gielen, Rubin  &  Gibber,P.A.
                    27th Floor
                    Commerce Place
                    One South Street
                    Baltimore, Maryland  21202

          12.  Miscellaneous.

                12.1. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns. None of the parties shall have any right to assign this Agreement.

                12.2. The recitals are an integral part of this Agreement.

                12.3. This Agreement shall be construed in accordance with the laws of the State of Maryland.

                  12.4. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument binding on the parties hereto. The signature of any party to any counterpart shall be deemed a signature to and may be appended to any other counterpart.

                12.5. Time shall be of the essence with respect to this Agreement.

                12.6. This Agreement constitutes the entire understanding among the parties hereto as to the subject matter hereof, and supersedes all prior written or oral negotiations, representations, guaranties, warranties, promises, statements or agreements among the parties hereto as to the Interest.

           IN WITNESS WHEREOF, the undersigned have caused these presents to be executed under seal on the day and year first above written.

WITNESS:                           SELLING PARTNER:

                                   HWFP, INC.




______________________________By:____________________________(SEAL)


WITNESS:                      THE PARTNERSHIP:

                              HENDERSON'S WHARF MARINA, L.P.,

                              By: Henderson's Wharf Development
                                  Corporation, its general partner



_____________________________ By:________________________________
                                  Terrence P. Sullivan,
                                  president

                              THE PARTNERSHIP PARTIES:

                              HENDERSON'S WHARF DEVELOPMENT CORPORATION




______________________________  By:____________________________________
                                   Terrence P. Sullivan,
                                   president


                              HISTORIC PRESERVATION PROPERTIES 1990
                              L.P. TAX CREDIT FUND

                              By: Boston Historic II Partners Limited
                                  Limited  Partnership,its general
                                  partner

                                  By: BHP II Advisors Limited
                                      Partnership, its general partner


______________________________ By:_____________________________
                                  Terrence P. Sullivan,
                                  general partner

                                  By: Portfolio Advisory
                                      Services II, Inc.,
                                      its general partner


______________________________ By:_____________________________
                                  Terrence P. Sullivan,
                                  president
                           EXHIBITS TO

           PARTNERSHIP INTEREST REDEMPTION AGREEMENT


          A.   Promissory Note

          B.    Assignment of Partnership Interest and  Bill  of Sale

          C.   First Amendment to Partnership Agreement

          D.   Release of $1,187,500 Deed of Trust

          E.   Termination of Financing Statement dated July
               31, 1990

          F.   Deed of Trust

          G.   Second Amendment to Reciprocal Easement Agreement

          H.   Assignment of Leases and Rents
                           EXHIBIT A

                        PROMISSORY NOTE




                           EXHIBIT B

               ASSIGNMENT OF PARTNERSHIP INTEREST
                        AND BILL OF SALE

                           (Attached)
                           EXHIBIT B

               ASSIGNMENT OF PARTNERSHIP INTEREST
                        AND BILL OF SALE

           FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, HWFP, Inc., a Maryland corporation ("Selling Partner"), hereby sells, assigns, sets over, transfers, and permits to be redeemed, without recourse or warranty of any nature whatsoever, express or implied, except as specifically set forth in the Partnership Interest Redemption Agreement by and among the parties hereto and of even date herewith, unto Henderson's Wharf Marina, L.P., a Delaware limited partnership (the "Partnership"), its successors and assigns, all of the Selling Partner's right, title and interest in the Partnership (the "Interest"), currently standing in the Selling Partner's name on the books of the Partnership, including, without limitation, the right to receive the share of profits or other compensation or losses to which the Selling Partner would otherwise be entitled, and the right to the return of the contribution, if any, of the Selling Partner to the capital of the Partnership. Effective upon the execution and delivery hereof, the Partnership shall have the right to exercise all of the rights and privileges which the Selling Partner, as limited partner, had in the Partnership.

           The Selling Partner agrees that it will execute and deliver such further instruments of sale, conveyance and transfer and take such further actions as the Partnership may reasonably request in order to effectuate the conveyance intended herein.

           This  Assignment of Partnership Interest and  Bill  of
Sale shall inure to the benefit of the Partnership and its successors and assigns.

           IN WITNESS WHEREOF, the undersigned has executed this Assignment of Partnership Interest and Bill of Sale as of the 27th day of February, 1996.

WITNESS:                           HWFP, Inc.



______________________________By:_______________________(SEAL)


Acknowledged and Accepted as
of this ____ day of _____________


THE PARTNERSHIP:

HENDERSON'S WHARF MARINA, L.P.,

By: Henderson's Wharf Development
    Corporation



    By:__________________________________
       Terrence P. Sullivan,
       President

THE PARTNERSHIP PARTIES:

HENDERSON'S WHARF DEVELOPMENT CORPORATION



By:______________________________________
   Terrence P. Sullivan,
   President



HISTORIC PRESERVATION PROPERTIES 1990
L.P. TAX CREDIT FUND

By: Boston Historic II Partners
    Limited Partnership, its sole
    general partner

        By: BHP II Advisors Limited
        Partnership, its sole general
        partner



        By:___________________________
           Terrence P. Sullivan,
           general partner

            By: Portfolio Advisory
            Services II, Inc.

            By:_______________________
               Terrence P. Sullivan,
               President

                           EXHIBIT C

              FIRST AMENDMENT TO THE THIRD AMENDED
         AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                           (Attached)
                           EXHIBIT D

              RELEASE OF $1,187,500 DEED OF TRUST
                            RELEASE


         THIS RELEASE made as of the 31st day of December, 1992, by and among HWFP., Inc., a Maryland Corporation ("Lender"),
JOSEPH  E.  ROBERT, JR., a trustee and HENDERSON'S WHARF  MARINA,
L.P., a Delaware limited partnership ("Borrower").

         WITNESSETH, THAT WHEREAS, by that certain Purchase Money Deed of Trust (the "Deed of Trust") dated as of July 31, 1990, and recorded among the Land Records of Baltimore City, Maryland, in Liber 2563, folio 193, Borrower conveyed to Kenneth M. Stein and Joseph E. Robert, Jr., as trustees (collectively and singularly the "Trustees"), all of that real property in the said City which is described therein (the "Property"), as security for the debt referred to therein and owed to Lender, and for Borrower's performance of Borrower's other obligations thereunder; and

          WHEREAS, by that certain Deed of Appointment of Substitute Trustee dated September 25, 1991, and recorded among the land Records of Baltimore City, Maryland, in Liber 3010 folio 51, the said Kenneth M. Stein was removed from his position as a trustee under the Deed of Trust and Harley D. Cook was appointed in his place as a trustee under the Deed of Trust; and

          WHEREAS, by that certain Deed of Appointment of Substitute Trustee dated August 31, 1992, and recorded among the land Records of Baltimore City, Maryland, in Liber 3388 folio 273, the said Harley D. Cook was removed from his position as a trustee under the Deed of Trust, and S. Herbert Tinley, III, was appointed in his place as a trustee under the Deed of Trust; and

         WHEREAS, the said S. Herbert Tinley, III, resigned as a trustee under the Deed of Trust and has not been replaced; and

         WHEREAS, the Deed of Trust authorizes any one Trustee to act on behalf of the Trustees in all matters, and that such action when so taken shall be considered for all purposes as if taken by the Trustees; and

          WHEREAS, such debt has been fully satisfied and, consequently, Borrower has asked that Lender and the Trustees release from the lien, operation and effect of the Deed of Trust the Property, and Lender is willing to do so and has authorized the Trustees to do so.

        NOW, THEREFORE, IN CONSIDERATION OF Borrower's payment to Lender of Ten and 00/100 Dollars ($10.00) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Lender and the Trustees hereby release, quit, remise and abandon unto Borrower, from the lien, operation and effect of the Deed of Trust, all of the Property which is now subject thereto, so that the Property is now and hereafter shall be free and clear of the lien, operation and effect of the Deed of Trust as if it had never been executed and as if the Property had never been subject thereto.

        LENDER AND THE TRUSTEES hereby agree to give such further assurance of the foregoing as may be requisite.

        IN WITNESS WHEREOF, Lender and the Trustees have executed and ensealed this Release or caused it to be executed and ensealed on their behalves by their duly authorized representatives, as of the day and year first above written.

WITNESS or ATTEST:                 LENDER:

                                   HWFP, INC.




______________________________By:__________________________
                                   Joseph E. Robert, Jr.
                                   Vice President


                                   TRUSTEES:



______________________________________________________________
                                   JOSEPH E. ROBERT, JR., Trustee




STATE OF _____________)
                           ) to wit:
COUNTY OF ____________)

           I HEREBY CERTIFY, that on this ____ day of February, 1996 before me, a Notary Public in and for the State and County aforesaid, personally appeared JOSEPH E. ROBERT, JR., known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, who acknowledged that he is the Vice President of HWFP, INC., a Maryland corporation, that he has been duly authorized to execute, and has executed, such instrument on his behalf for the purpose therein set forth, and that the same is its act and deed.

           IN  WITNESS  WHEREOF, I have set my hand and  Notarial
Seal, the day and year first above written.


________________________________
                                   Notary Public

My Commission Expires:

______________________


STATE OF _____________)
                           ) to wit:
COUNTY OF             )

           I HEREBY CERTIFY, that on this ____ day of February, 1996 before me, a Notary Public in and for the State and County aforesaid, personally appeared JOSEPH E. ROBERT, JR., known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, who acknowledged that he is the person named as Trustee in the deed of trust referred to therein, that he has been duly authorized to execute, and has executed, such instrument on his behalf for the purpose therein set forth, and that the same is its act and deed.

           IN  WITNESS  WHEREOF, I have set my hand and  Notarial
Seal, the day and year first above written.




________________________________
                                   Notary Public

My Commission Expires:

______________________





          THIS IS TO CERTIFY THAT THIS INSTRUMENT WAS PREPARED BY
OR  UNDER  THE  SUPERVISION OF THE UNDERSIGNED, AN ATTORNEY  DULY
ADMITTED TO PRACTICE BEFORE THE COURT OF APPEALS OF MARYLAND.



________________________________
                                   Richard Rubin



AFTER RECORDING,
PLEASE RETURN TO:

Richard Rubin, Esquire
Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
27th Floor, Commerce Place
One South Street
Baltimore, Maryland 21202-3201
                           EXHIBIT E

               TERMINATION OF FINANCING STATEMENT
                      DATED JULY 31, 1990

TO BE RECORDED IN THE FINANCING STATEMENT RECORDS OF
THE MARYLAND STATE DEPARTMENT OF ASSESSMENTS AND TAXATION


                     TERMINATION STATEMENT

This Termination Statement is presented to a filing officer pursuant to the Maryland Uniform Commercial Code.

          1.   NAME AND ADDRESS OF DEBTOR:

               HENDERSON'S WHARF MARINA, L.P.
               c/o Claremont Management Corporation
               Batterymarch Park II
               Quincy, Massachusetts 02169

          2.   NAME AND ADDRESS OF SECURED PARTY:

               HWFP, INC.
               c/o J. E. Robert Companies
               1650 Tysons Boulevard
               Suite 1600
               McLean, Virginia 22102

           3.    This  Statement refers to the original Financing
Statement  No. 102397805 filed August 27, 1990, and  recorded  at
Film 3265, Folio 0884.

           4. The Secured Party of record no longer claims a security interest under the Financing Statement bearing the above file number.

                    Secured Party:

                    HWFP, INC.


                    By:_________________________________

                    Title:______________________________



Return to:     Richard Rubin, Esquire
               Neuberger, Quinn, Gielen, Rubin &
                    Gibber, P.A.
               27th Floor, Commerce Place
               One South Street
               Baltimore, Maryland 21202
                           EXHIBIT F

                         DEED OF TRUST

                           EXHIBIT G

       SECOND AMENDMENT TO RECIPROCAL EASEMENT AGREEMENT
                           EXHIBIT H

                 ASSIGNMENT OF LEASES AND RENTS